Exhibit 99.1

Privia Health Reports Second Quarter 2022 Financial Results

–Updated guidance reflects strong first half performance and continued business momentum
–Practice Collections +67.6% compared to 2Q’21
–Implemented Providers +31.5% compared to 2Q’21
–Repaid all outstanding debt in the quarter

ARLINGTON, VA – August 11, 2022 – Privia Health Group, Inc. (Nasdaq: PRVA) today announced financial results for the second quarter and six month periods ended June 30, 2022.
Second Quarter
Total revenue for the second quarter of 2022 was $335.5 million, compared to total revenue of $225.8 million for the prior year second quarter (+48.6%). Operating loss for the second quarter of 2022 was $5.3 million, compared to operating loss of $193.2 million for the prior year second quarter. Net loss for the second quarter of 2022 was $10.5 million, or a loss of $(0.10) per share, compared to net loss of $172.5 million, or $(1.68) per share, for the second quarter of 2021.
Net loss for the second quarter of 2022 included $18.5 million in non-cash stock compensation expense and $1.1 million in other non-recurring expenses. Net loss for the second quarter of 2021 included $202.6 million in non-cash stock compensation expense and $0.2 million of one-time legal and other expense related to the Company’s initial public offering (IPO) completed on May 3, 2021. Excluding these non-cash or non-recurring expenses, non-GAAP adjusted net income was $15.5 million, or $0.13 per diluted share, for the second quarter of 2022, compared to $10.4 million, or $0.09 per diluted share, for the prior year second quarter (+48.7%).
Reconciliation of net (loss) income to adjusted net income, as well as other non-GAAP reconciliations, are presented in tables near the end of this press release.
Key operating and non-GAAP financial metrics include:
•Implemented Providers for the second quarter of 2022 were 3,541, compared to 2,692 at the end of the second quarter of 2021 (+31.5%).
•Value-Based Care Attributed Lives for the second quarter of 2022 were approximately 856,000, compared to 739,000 at the end of the second quarter of 2021 (+15.8%).
•Practice Collections for the second quarter of 2022 were $615.5 million, compared to $367.2 million for the same period in 2021 (+67.6%).
•Care Margin for the second quarter of 2022 was $76.2 million, compared to $55.8 million for the same period in 2021 (+36.6%).
•Platform Contribution for the second quarter of 2022 was $37.5 million, compared to $23.1 million for the same period in 2021 (+62.2%).
•Adjusted EBITDA for the second quarter of 2022 was $15.5 million, compared to $10.0 million for the same period in 2021 (+54.8%).
“We delivered strong growth in the second quarter, with practice collections increasing 67.6%, care margin up 36.6% and adjusted EBITDA growing 54.8% when compared to the second quarter last year,” said Shawn Morris, Chief Executive Officer, Privia Health. “We continue to gain momentum with greater awareness of our highly aligned provider partnership model, which is highlighted by 31.5% growth of implemented providers from a year ago.

“Over the coming quarters, we expect to continue to expand our number of provider partners, increase attributed lives, enter new markets and leverage our capital-efficient operating structure to drive profit margin expansion as we execute on multiple opportunities to extend our market reach, drive future growth and positively impact care delivery,” Morris added.
Six Months
Total revenue was $649.3 million for the six months ended June 30, 2022, an increase from $439.4 million for the same period in 2021 47.8%. Operating loss for the first six months of 2022 was $(16.8) million, compared to operating loss of $(185.3) million for the same period in the prior year 2021.
Net loss for the first six months of 2022 was $(28.0) million, or $(0.26) per diluted share, compared to net loss of $(167.1) million, or $(1.68) per diluted share, for the same period in 2021. Excluding non-cash or non-recurring expenses, non-GAAP adjusted net income for the first six months of 2022 was $30.3 million, or $0.25 per diluted share, compared to non-GAAP adjusted net income of $19.6 million, or $0.17 per diluted share, for the first six months of 2021 (+55.0%).
Key operating and non-GAAP financial metrics include:
•Practice Collections for the first six months of 2022 were $1.18 billion, compared to $711.3 million for the same period in the prior year (+65.5%).
•Care Margin was $147.8 million, compared to $108.3 million for the six months ended in June 30, 2021 (+36.5%).
•Platform Contribution for the first six months of 2022 was $72.5 million, compared to $48.7 million for the same period in the prior year (+48.9%).
•Adjusted EBITDA was $30.3 million, compared to $20.0 million for the six months ended in June 30, 2021 (+51.8%).
Capital Resources
The Company's balance sheet at June 30, 2022, included cash and cash equivalents of $292.2 million. In June 2022, the Company repaid all of its outstanding debt with cash on hand. Its $65.0 million revolving loan facility remains in place, available and undrawn as of June 30, 2022. At December 31, 2021, the Company’s balance sheet included $320.6 million of cash and cash equivalents and outstanding bank debt of $33.3 million.
Financial and Business Outlook a b c d
Privia Health updated its full-year 2022 guidance, as follows:

	FY 2021	Initial FY 2022 Guidance at 3.22.22 [a]		Guidance at 5.12.22	Current FY 2022 Guidance 8.11.22
($ in millions)	Actual	Low	High		Low	High
Implemented Providers	3,317	3,625	3,725	Unchanged	Mid-to-High End
Attributed Lives	786,000	860,000	890,000	Unchanged	Midpoint
Practice Collections	$1,626.1	$2,050	$2,200	Mid-to-High End	High End
GAAP Revenue	$966.2	$1,225	$1,300	Mid-to-High End	High End
Care Margin	$238.4	$280	$295	Mid-to-High End	High End
Platform Contribution	$107.6	$130	$135	High End	$137	$142
Adjusted EBITDA [c]	$41.4	$52	$56	High End	$57	$60
•2022 guidance includes only previously announced new market entries.

•Capital expenditures expected to be less than $1 million in full-year 2022.
a.Management has not reconciled forward-looking non-GAAP measures to their most directly comparable GAAP measures of operating income and net income. This is because the Company cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations due to market-related assumptions that are not within our control as well as certain legal or advisory costs, tax costs or other costs that may arise. For these reasons, management is unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures.
b.See “Key Metrics and Non-GAAP Financial Measures” for more information as to how the Company defines and calculates Implemented Providers, Attributed Lives, Practice Collections, Care Margin, Platform Contribution, and Adjusted EBITDA, and for a reconciliation of the most comparable GAAP measures to Care Margin, Platform Contribution, Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share.
Certain non-recurring or non-cash and other expenses will be treated as an add back in the reconciliation of Net Income to Adjusted EBITDA, and the reconciliation of Net Income to Adjusted Net Income and Adjusted Net Income Per Share, the details of which can be found in the Reconciliation schedules near the end of this and in future quarterly financial press releases.
c.Adjusted EBITDA guidance does not add back actual or estimated new market entry and development costs.
d.Any slight variations in totals due to rounding.
Webcast and Conference Call Information
The Company will host a conference call on August 11, 2022, at 8:30 am ET to discuss these results and management’s outlook for future financial and operational performance. You can visit ir.priviahealth.com/news-and-events/events-and-presentations to listen to the call via live webcast. The webcast will be archived and available for replay for on-demand listening shortly after the completion of the call under the same link. If you wish to participate in the live conference call, then please go to https://register.vevent.com/register/BI3fc3835c336c46149110c7c464ee9266 to pre-register and obtain your dial-in number and passcode.
This news release and the financial statements contained herein, and the slide presentation for the webcast, are also available on the Privia Health Investor Relations website at ir.priviahealth.com.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. Our platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Non-GAAP Financial Measures
The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States ("GAAP"). From time to time, in press releases, financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures. The non-GAAP financial measures presented in this press release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation to the most directly comparable GAAP financial measure is set forth in the tables that accompany this release.
The Company believes that the non-GAAP financial measures presented in this press release are relevant and provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because the measures allow them to understand and compare the

Company's actual and expected operating results during the prior, current and future periods in a more consistent manner. The non-GAAP measures presented in this press release may not be comparable to similarly titled measures used by other companies. These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company's business. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to financial measures calculated in accordance with GAAP.
Safe Harbor Statement
The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Form 10-Q is filed with the Securities and Exchange Commission (“SEC”). This press release contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements relate to our current expectations, projections and assumptions about our business, the economy and future events or conditions. They do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “aims,” “anticipates,” "assumes," “believes,” “estimates,” “expects,” “forecasts,” “future,” “intends,” “likely,” “may,” “outlook,” “plans,” “potential,” “projects,” “seeks,” “strategy,” “targets,” “trends,” “will,” “would,” “could,” “should,” and variations of such terms and similar expressions and references to guidance, although some forward-looking statements may be expressed differently. In particular, these include statements relating to, among other things: our future actions, business plans, objectives and prospects; and our future operating or financial performance and projections, including our full year guidance for 2022. Factors or events that could cause actual results to differ may emerge from time to time and are difficult to predict. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results may differ materially from past results and those anticipated, estimated or projected. We caution you not to place undue reliance upon any of these forward-looking statements.
Factors related to these risks and uncertainties include, but are not limited to: compliance with applicable healthcare laws and government regulations in the heavily regulated industry in which the Company operates; the Company’s dependence on relationships with its medical groups, some of which the Company does not own; the Company’s growth strategy, which may not prove viable and the Company may not realize expected results; difficulties implementing the Company’s proprietary end-to-end, cloud-based technology solution for Privia physicians and new medical groups; the high level of competition in the Company’s industry and the Company’s failure to compete and innovate; challenges in successfully establishing a presence in new geographic markets; the Company’s reliance on its electronic medical record vendor, which the Privia Technology Solution is integrated and built upon; changes in the payer mix of patients and potential decreases in the Company’s reimbursement rates as a result of consolidation among commercial payers; the Company’s use, disclosure, and other processing of personally identifiable information, including health information, is subject to the Health Insurance Portability and Accountability Act of 1996 and other federal and state privacy and security regulations; and those factors referenced in “Risk Factors” in the Company’s Form 10-K dated and filed with the SEC on March 25, 2022, and the Company’s other public filings.

Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
817.783.4841

Privia Health Group, Inc.
Condensed Consolidated Statements of Operations (a)
Unaudited
(in thousands, except share and per share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021

Revenue	$335,536	$225,756	$649,337	$439,363

Operating expenses:
Provider expense	259,311	169,937	501,498	331,050
Cost of platform	42,384	68,731	83,656	95,693
Sales and marketing	4,819	11,178	9,480	14,362
General and administrative	33,107	168,657	69,217	182,653
Depreciation and amortization	1,165	440	2,283	885
Total operating expenses	340,786	418,943	666,134	624,643
Operating loss	(5,250)	(193,187)	(16,797)	(185,280)
Interest expense	663	302	895	593
Loss before provision for (benefit from) income taxes	(5,913)	(193,489)	(17,692)	(185,873)
Provision for (benefit from) income taxes	5,468	(20,004)	11,776	(18,004)
Net loss	(11,381)	(173,485)	(29,468)	(167,869)
Less: loss attributable to non-controlling interests	(906)	(951)	(1,483)	(733)
Net loss attributable to Privia Health Group, Inc.	$(10,475)	$(172,534)	$(27,985)	$(167,136)
Net loss per share attributable to Privia Health Group, Inc. stockholders – basic and diluted	$(0.10)	$(1.68)	$(0.26)	$(1.68)
Weighted average common shares outstanding – basic and diluted	108,685,835	102,739,033	108,374,181	99,381,053
(a) Any slight variations in totals due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Balance Sheets(a)
(in thousands)

	June 30, 2022	December 31, 2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$292,193	$320,577
Accounts receivable	213,889	117,402
Prepaid expenses and other current assets	15,188	8,697
Total current assets	521,270	446,676
Non-current assets:
Property and equipment, net	3,959	4,502
Right-of-use asset	8,808	9,634
Intangible assets, net	59,070	59,738
Goodwill	126,938	127,938
Deferred tax asset	21,822	33,364
Other non-current assets	3,123	4,521
Total non-current assets	223,720	239,697
Total assets	$744,990	$686,373

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$40,334	$45,985
Provider liability	221,877	140,708
Current portion of note payable	—	875
Operating lease liabilities, current	2,929	2,893
Total current liabilities	265,140	190,461
Non-current liabilities:
Note payable, net of current portion	—	31,688
Operating lease liabilities, non-current	9,744	11,043
Other non-current liabilities	3,000	3,000
Total non-current liabilities	12,744	45,731
Total liabilities	277,884	236,192
Commitments and contingencies
Stockholders’ equity:
Common stock	1,096	1,078
Additional paid-in capital	680,152	633,902
Accumulated deficit	(236,093)	(208,108)
Total Privia Health Group, Inc. stockholders’ equity	445,155	426,872
Non-controlling interest	21,951	23,309
Total stockholders’ equity	467,106	450,181
Total liabilities and stockholders’ equity	$744,990	$686,373
(a) Any slight variations in totals are due to rounding.

Privia Health Group, Inc.
Condensed Consolidated Statements of Cash Flows (a)
unaudited

	For the Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(29,468)	$(167,869)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	615	564
Amortization of intangibles	1,668	320
Amortization of debt issuance costs	687	77
Stock-based compensation	43,351	202,661
Deferred tax expense	11,542	(18,209)
Changes in asset and liabilities:
Accounts receivable	(96,487)	(27,754)
Prepaid expenses and other current assets	(6,491)	(3,494)
Other non-current assets and right-of-use asset	2,225	(4,281)
Accounts payable and accrued expenses	(5,651)	(6,554)
Provider liability	81,169	24,216
Operating lease liabilities	(1,263)	10,312
Other long-term liabilities	—	(5,262)
Net cash provided by operating activities	1,897	4,727
Cash from investing activities
Purchases of property and equipment	(73)	(199)
Net cash used in investing activities	(73)	(199)
Cash flows from financing activities
Proceeds from initial public offering	—	223,686
Payments of underwriting fees, net of discounts and offering costs	—	(12,658)
Repayment of note payable	(33,250)	(438)
Proceeds from exercised stock options	2,917	—
Proceeds from non-controlling interest	125	—
Net cash (used in) provided by financing activities	(30,208)	210,590
Net (decrease) increase in cash and cash equivalents	(28,384)	215,118
Cash and cash equivalents at beginning of period	320,577	84,633
Cash and cash equivalents at end of period	$292,193	$299,751

Supplemental disclosure of cash flow information:
Interest paid	$647	$585
Income taxes paid	$245	$451

(a) Any slight variations in totals are due to rounding.

Key Metrics and Non-GAAP Financial Measures

Privia Health reviews a number of operating and financial metrics, including the following key metrics and non-GAAP financial measures, to evaluate the Company’s business, measure performance, identify trends affecting the Company’s business, formulate business plans, and make strategic decisions.

Key Metrics(a)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in millions)	2022	2021	2022	2021

Implemented Providers (as of end of period) (1)	3,541	2,692	3,541	2,692
Attributed Lives (as of end of period) (2)	856,000	739,000	856,000	739,000
Practice Collections(3)	$615.5	$367.2	$1,177.3	$711.3

(1) Implemented Providers is defined as the total of all service professionals on Privia Health’s platform at the end of a given period who are credentialed by Privia Health and billed for medical services, in both Owned and Non-Owned Medical Groups during that period.

(2) Attributed Lives are defined as any patient that a payer deems attributed to Privia Health, in both Owned and Non-Owned Medical Groups, to deliver care as part of a Value Based Care arrangement. Attributed lives include patients who have selected one of Privia Health’s owned or Non-Owned Medical Groups as their provider of primary are services as of the end of a particular period.

(3) Practice Collections are defined as the total collections from all practices in all markets and all sources of reimbursement that the Company receives for delivering care and providing Privia Health’s platform and associated services. Practice Collections differ from revenue by including collections from Non-Owned Medical Groups.

(a) Any slight variations in totals are due to rounding.

Non-GAAP Financial Measures (4)(a)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2022	2021	2022	2021

Care Margin	$76,225	$55,819	$147,839	$108,313
Platform Contribution	37,505	23,128	72,470	48,660
Platform Contribution Margin	49.2%	41.4%	49.0%	44.9%
Adjusted EBITDA	15,534	10,036	30,335	19,983
Adjusted EBITDA Margin	20.4%	18.0%	20.5%	18.4%

(4) In addition to results reported in accordance with GAAP, Privia Health discloses Care Margin, Platform Contribution, Platform Contribution margin, Adjusted EBITDA and Adjusted EBITDA margin, which are non-GAAP financial measures. Each are defined as follows:
•Care Margin is total revenue less the sum of physician and practice expense.
•Platform Contribution is total revenue less the sum of (i) physician and practice expense, (ii) cost of platform, and (iii) stock-based compensation expense included in the cost of platform.
•Platform Contribution margin is platform contribution divided by care margin.
•Adjusted EBITDA is net income (loss) attributable to Privia Health Group, Inc. shareholders and subsidiaries excluding non-controlling interests, provision (benefit) for income taxes, interest income, interest expense, depreciation and amortization, stock-based compensation, severance charges and other nonrecurring expenses.
•Adjusted EBITDA margin is Adjusted EBITDA divided by Care Margin.

(a) Any slight variations in totals are due to rounding.

Reconciliation of Operating Loss to Care Margin(a)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2022	2021	2022	2021
Operating loss	$(5,250)	$(193,187)	$(16,797)	$(185,280)
Depreciation and amortization	1,165	440	2,283	885
General and administrative	33,107	168,657	69,217	182,653
Sales and marketing	4,819	11,178	9,480	14,362
Cost of platform	42,384	68,731	83,656	95,693
Care margin	$76,225	$55,819	$147,839	$108,313
(a) Any slight variations in totals are due to rounding.
Reconciliation of Operating Loss to Platform Contribution(a)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2022	2021	2022	2021
Operating loss	$(5,250)	$(193,187)	$(16,797)	$(185,280)
Depreciation and amortization	1,165	440	2,283	885
General and administrative	33,107	168,657	69,217	182,653
Sales and marketing	4,819	11,178	9,480	14,362
Stock-based compensation(5)	3,664	36,040	8,287	36,040
Platform contribution	$37,505	$23,128	$72,470	$48,660
(a) Slight variations in totals are due to rounding.
(5) Amount represents stock-based compensation expense included in Cost of Platform.

Reconciliation of Net Loss to Adjusted EBITDA(a)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2022	2021	2022	2021
Net loss	$(10,475)	$(172,534)	$(27,985)	$(167,136)
Net loss income attributable to non-controlling interests	(906)	(951)	(1,483)	(733)
Provision for (benefit from) income taxes	5,468	(20,004)	11,776	(18,004)
Interest expense	663	302	895	593
Depreciation and amortization	1,165	440	2,283	885
Stock-based compensation	18,470	202,560	43,351	202,661
Other expenses(6)	1,149	223	1,498	1,717
Adjusted EBITDA	$15,534	$10,036	$30,335	$19,983

(a) Any slight variations in totals are due to rounding.
(6) Other expenses include certain non-cash or non-recurring costs.

Reconciliation of Net Loss to Adjusted Net Income and Adjusted Net Income Per Share(a)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
(unaudited; $ in thousands)	2022	2021	2022	2021
Net loss	$(10,475)	$(172,534)	$(27,985)	$(167,136)
Stock-based compensation	18,470	202,560	43,351	202,661
Intangible amortization expense	856	160	1,668	320
Provision for (benefit from) income tax	5,468	(20,004)	11,776	(18,004)
Other expenses	1,149	223	1,498	1,717
Adjusted net income attributable to Privia Health Group, Inc.	$15,468	$10,405	$30,308	$19,558
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – basic	$0.14	$0.10	$0.28	$0.20
Adjusted net income per share attributable to Privia Health Group, Inc. stockholders – diluted	$0.13	$0.09	$0.25	$0.17
Weighted average common shares outstanding – basic	108,685,835	102,739,033	108,374,181	99,381,053
Weighted average common shares outstanding – diluted	122,549,934	115,727,026	121,942,820	112,505,977
(a) Any slight variations in totals due to rounding.